                                                                Exhibit 23.2
                                                                ------------

                         [LETTERHEAD OF GRANT THORNTON]


Consent of Independent Certified Public Accountants
---------------------------------------------------

We have issued our reports dated February 8, 1999, accompanying the consolidated statements of operations, shareholder's equity and cash flows for the period ended December 31, 1998, and schedules incorporated by reference in the Annual Report of Federal Realty Investment Trust on Form 10-K for the year ended December 31, 2000. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Federal Realty Investment Trust on Form S-3 (filed on or about March 8, 2002) and the use of our name as it appears under the caption "Experts."



                                                 Grant Thornton LLP


Washington, DC
March 8, 2002